Exhibit 99.2

                                 FREEFLOW, INC.
                              9130 Edgewood Drive
                               La Mesa, CA 91941

                                   AGREEMENT

This agreement between FreeFlow, Inc. (the "Company") and Allpro Pool Services, Inc. ("Allpro") is effective June 13, 2012.

Agreed:

Allpro and its employees acting a independent agents will promote the product of the Company. The product being a solar powered swimming pool pump.

The Company will pay a 10% commission to Allpro for each sale which is the result of an introduction to the Company by Allpro.

The Company will provide Allpro with sales materials and will maintain a web site showing the Company's product

The Company will recommend Allpro as the contractor to its customers for the installation of the Company's product.

This agreement may be cancelled by either party on 30 days written notice.


Allpro Pool Services, Inc.                       FreeFlow, Inc.


/s/                                              /s/ "S" Douglas Henderson
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                                                 President
                                                 6/15/12

                                 FREEFLOW, INC.
                              9130 Edgewood Drive
                               La Mesa, CA 91941

                                SALES AGREEMENT

This agreement between FreeFlow, Inc. (the "Company") and Crystal Blue Waters ("Crystal"), is effective June 11, 2012.

Agreed:

Crystal Blue Waters and their employees acting a independent agents will promote the product of the Company. The product being a solar powered swimming pool pump.

The Company will pay a 10% commission to Crystal for each sale which is the result of an introduction to the Company by Crystal.

The Company will provide Crystal with sales materials and will maintain a web site showing the Company's product.

This agreement may be cancelled by either party on 30 days written notice.


Crystal Blue Waters                              FreeFlow, Inc.


/s/                                              /s/ "S" Douglas Henderson
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